Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Millennial Media, Inc. of our reports dated March 3, 2014, with respect to the consolidated financial statements and schedule of Millennial Media, Inc. and the effectiveness of internal control over financial reporting of Millennial Media, Inc. included in this Annual Report (Form 10-K) of Millennial Media, Inc. for the year ended December 31, 2013.

(1)         Registration Statement (Form S-3 No. 333-192138) of Millennial Media, Inc.,

(2)         Registration Statement (Form S-8 No. 333-192139) pertaining to the Amended and Restated Jumptap, Inc. 2005 Stock Option and Grant Plan of Millennial Media, Inc., and

(3)         Registration Statement (Form S-8 No. 333-180540) pertaining to Millennial Media, Inc. 2006 Equity Incentive Plan, as amended, and the Millennial Media, Inc. 2012 Equity Incentive Plan

/s/ Ernst & Young LLP

Baltimore, Maryland

March 3, 2014